Exhibit 99.8(j)(i)

Form of ADDENDUM TO SCHEDULE OF
PARTICIPATON AGREEMENT

This Addendum (“Addendum”) to the original Schedule of the Participation Agreement executed on December 19, 2003 is entered into by and among Royce Fund Services, Inc., (the “Distributor”), Royce Capital Fund (the “Fund”), and Protective Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1. The following Separate Accounts and Contracts are added to Schedule B of the Agreement:

Separate Accounts	Contracts
PLICO Variable Annuity Account S	Schwab Genesis Advisory Variable Annuity
Schwab Genesis Variable Annuity

For the purpose of referring to this Amendment, the date of this Amendment shall be [DATE].

Royce Fund Services, Inc.

Protective Life Insurance Company

By:
___________________________

By:
___________________________
Name:
___________________________

Name:
___________________________
Title:
___________________________

Title:
___________________________
Date:    ___________________________

Date:   ____________________________

Royce Capital Fund

By:
___________________________

Name:
___________________________

Title:
___________________________

Date:    ___________________________